Exhibit 23
Consent of Independent Auditors

We   consent  to  the  incorporation  by  reference  in  the
Registration Statement, as amended, (Form S-3, No. 333-48161) and related Prospectus dated April 8, 1998 of Parkway Properties, Inc. and the Registration Statement (Form S-8 on Form S-3, No. 333-00311) pertaining to The Parkway Company 1994 Stock Option Plan, The Parkway Company 1991 Incentive Plan, and The Parkway Company 1991 Directors Stock Option Plan of our reports dated March 19, 1999 on the statements of rental revenue and direct operating expenses included in Parkway Properties, Inc.'s Current Report of Forms 8-K dated March 24, 1999.



                                        Ernst & Young LLP

Jackson, Mississippi
March 24, 1999